As filed with the Securities and Exchange Commission on March 22, 2021
Registration No. 333-239576

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO.1
TO
FORM F-1

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

PainReform Ltd.
(Exact name of registrant as specified in its charter)

Not Applicable
(Translation of Registrant’s name into English)

Israel	2834	Not Applicable
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification No.)

4 Bruria St.
Tel Aviv, Israel
Tel +972 3 7177051
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Puglisi & Associates
850 Library Avenue
Newark, Delaware 19711
Tel: (302) 738-6680

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Ronen Kantor, Esq. Doron Tikotzky Kantor Gutman & Amit Gross B.S.R. 4 Tower, 33 Floor 7 Metsada Street, Bnei Brak 5126112 Israel Tel: +972 3 613 3371	Gary Emmanuel, Esq. Mark Selinger, Esq. McDermott Will & Emery LLP 340 Madison Avenue New York, NY 10173 Tel: (212) 547-5400

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement is declared effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☒

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

PainReform Ltd., or the Registrant, filed with the Securities and Exchange Commission, or the SEC, a Registration Statement on Form F-1 (Registration No. 333-239576) on June 30, 2020, as subsequently amended, which was declared effective by the SEC on August 31, 2020 (the “Registration Statement”). The Registration Statement originally covered a public offering of (i) 2,500,000 Units, with each Unit consisting of one ordinary share and a warrant to purchase one ordinary share, or Base Warrant, (ii) an over-allotment option to purchase up to 375,000 additional ordinary shares and/or 375,000 warrants to purchase up to an additional 375,000 ordinary shares, or Option Warrants, and (iii) underwriter warrants to purchase up to 125,000 ordinary shares, or Underwriter Warrants, and together with the Base Warrants and Option Warrants, the Warrants.

This Post-Effective Amendment No. 1 is being filed by the Registrant to update and supplement information contained in the Registration Statement to incorporate by reference the Company’s Annual Report on Form 20-F filed with the SEC on March 18, 2021.

No additional securities are being registered under this Post-Effective Amendment No. 1. This Post-Effective Amendment No. 1 concerns only the offer and sale of ordinary shares issuable from time to time upon exercise of the Warrants that remain unexercised.

All filing fees payable in connection with the registration of these securities were previously paid in connection with the initial filing of the Registration Statement.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and we are not soliciting an offer to buy these securities in any state or jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MARCH 22, 2021

PainReform Ltd.

This prospectus relates to the issuance of up to (i) 2,500,000 ordinary shares upon the exercise of warrants that were issued as part of an initial public offering, exercisable immediately at an exercise price of $8.80 per ordinary share, and expire on September 3, 2025, or the Base Warrants, (ii) 375,000 ordinary shares upon the exercise of warrants that were issued as part of an initial public offering, exercisable immediately at an exercise price of $8.80 per ordinary share and expire on October 5, 2025, or the Option Warrants, and (iii) 125,000 ordinary shares upon the exercise of underwriter warrants that were issued as part of an initial public offering, exercisable after September 1, 2021 at an exercise price of $10.00 per ordinary share, and expire on September 1, 2025, or the Underwriter Warrants. The Base Warrants, Option Warrants and Underwriter Warrants are collectively referred to herein as the Warrants.

Our ordinary shares trade on the Nasdaq Capital Market under the symbol “PRFX”. On March 19, 2021, the last reported sale price of our ordinary shares on Nasdaq was $4.60 per ordinary share. We do not intend to apply for listing of the Warrants on any securities exchange or other nationally recognized trading system. There is no established public trading market for the Warrants and we do not expect a market to develop. Without an active trading market, the liquidity of the Warrants will be limited.

We are an emerging growth company as that term is used in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act and, as such, we have elected to take advantage of certain reduced public company reporting requirements for this prospectus and future filings.

Investing in ordinary shares involves a high degree of risk. Please carefully consider the risks discussed in this prospectus under “Risk Factors” beginning on page 4 and the “Risk Factors” in “Item 3: Key Information- Risk Factors” of our most recent Annual Report on Form 20-F incorporated by reference in this prospectus for a discussion of the factors you should consider carefully before deciding to purchase any of our ordinary shares.

Neither the U.S. Securities and Exchange Commission, the Israel Securities Authority nor any state or other foreign securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is March     , 2021

ABOUT THIS PROSPECTUS

You should rely only on the information contained in or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different or additional information. If anyone provides you with different or inconsistent information, you should not rely on it. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of securities described in this prospectus. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus, as well as information we have previously filed with the SEC and incorporated by reference, is accurate as of the date on the front of those documents only. Our business, financial condition, results of operations and prospects may have changed since those dates.

Our financial statements are prepared and presented in accordance with accounting principles generally accepted in the U.S., or GAAP. Our historical results do not necessarily indicate our expected results for any future periods.

Certain figures included in this prospectus have been subject to rounding adjustments. Accordingly, figures shown as totals in certain tables may not be an arithmetic aggregation of the figures that precede them.

Unless the context otherwise requires, references in this prospectus to the “Company,” “PainReform,” “we,” “us,” “our” and other similar designations refer to PainReform Ltd.

PAINREFORM® and our other registered or common law trademarks, trade names or service marks appearing in this prospectus are owned by us. Solely for convenience, trademarks and trade names referred to in this prospectus, including logos, artwork and other visual displays, may appear without the ® or ™ symbols, but such references are not intended to indicate in any way that we will not assert, to the fullest extent under applicable law, our rights of the applicable licensor to these trademarks and trade names. Unless otherwise stated in this prospectus, we do not intend our use or display of other companies’ trade names or trademarks to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

Unless derived from our financial statements or otherwise noted, the terms “shekels,” “Israeli shekels” and “NIS” refer to New Israeli Shekels, the lawful currency of the State of Israel, and the terms “dollar,” “U.S. dollar,” “US$,” “USD,” and “$” refer to U.S. dollars, the lawful currency of the U.S. All references to “shares” in this prospectus refer to the ordinary shares of PainReform Ltd., par value NIS 0.03 per share. All references to “Companies Law” refer to the Israeli Companies Law, 5759-1999, as amended.

On July 6, 2020, our shareholder meeting approved a three (3) share for one (1) share reverse split of our ordinary shares effective as of that date. All share and per share amounts in this prospectus reflect this reverse stock split.

OUR BUSINESS

This summary highlights selected information contained elsewhere in this prospectus that we consider important. This summary does not contain all of the information you should consider before investing in our securities. You should read this summary together with the entire prospectus, including the risks related to our business, our industry, investing in our ordinary shares and our location in Israel, that we describe under “Risk Factors” and our consolidated financial statements and the related notes included at the end of this prospectus before making an investment in our securities.

Overview

We are a clinical stage specialty pharmaceutical company focused on the reformulation of established therapeutics. Our proprietary extended release drug-delivery system is designed to provide an extended period of post-surgical pain relief without the need for repeated dose administration while reducing the potential need for the use of opiates. Our strategy is to incorporate generic drugs with our proprietary extended release drug-delivery system in order to create extended release drug products and to take advantage of the 505(b)(2) regulatory pathway created by the U.S. Food and Drug Administration, or FDA. The 505(b)(2) new drug application, or NDA, process, provides for FDA approval of a new drug based in part on data that was developed by others, including published literature references and data previously reviewed by the FDA in its approval of a separate application. Using this pathway can significantly reduce the future time and costs associated with clinical development. PRF-110, our first product, is based on the local anesthetic ropivacaine, targeting the post-operative pain relief market. PRF-110 is an oil-based, viscous, clear solution that is deposited directly into the surgical wound bed prior to closure to provide localized and extended post-operative analgesia.

Corporate Information

We were incorporated under the laws of the State of Israel in November 2007. Our principal executive offices are located at 4 Bruria St., Tel Aviv, Israel 6745442. Our telephone number is +972-9-960-1901. Our corporate website address is www.painreform.com. Information contained on or accessible through our website is not a part of this prospectus, and the inclusion of our website address in this prospectus is an inactive textual reference only.

THE OFFERING

Securities offered by us	Up to 3,000,000 ordinary shares, upon the exercise of Warrants

Description of the Warrants
The Base Warrants and Option Warrants have a per share exercise price of $8.80, are exercisable immediately upon issuance and expire on September 3, 2025 and October 5, 2025, respectively. The Underwriter Warrants have a per share exercise price of $10.00, are exercisable after September 1, 2021 and expire on September 1, 2025.

Ordinary shares outstanding immediately after this offering	13,062,383 ordinary shares if the Warrants offered in this offering are exercised in full.

Listing
Our ordinary shares are listed on Nasdaq under the symbol “PRFX”. We do not intend to apply for listing of the Warrants on any securities exchange or other nationally recognized trading system. There is no established public trading market for the Warrants, and we do not expect a market to develop. Without an active trading market, the liquidity of the Warrants will be limited.

Risk Factors
You should carefully read the section titled “Risk Factors” and other information included in this prospectus for a discussion of factors that you should consider before deciding to invest in our securities.

Unless otherwise indicated, the number of ordinary shares outstanding prior to and after this offering is based on 10,062,383 ordinary shares outstanding as of March 15, 2021, and excludes:

•	options to purchase 957,161 ordinary shares with a weighted average exercise price of $4.63 per share, granted under the 2008 PainReform Option Plan and the 2019 PainReform Option Plan;

•	warrants to purchase 4,411,094 ordinary shares at a weighted average exercise price of $8.00; and

•	152,110 ordinary shares issuable pursuant to a consulting agreement.

Unless otherwise stated, all information in this prospectus assumes no exercise of the outstanding options or warrants into ordinary shares as described above.

RISK FACTORS

Investing in our securities involves significant risks. Before making an investment decision, you should carefully consider the risks described under “Risk Factors” under Item 3.D. – “Risk Factors” in our most recent Annual Report on Form 20-F, or any updates in our Reports on Form 6-K, together with all of the other information appearing in this prospectus or incorporated by reference into this prospectus, in light of your particular investment objectives and financial circumstances. The risks so described are not the only risks facing us. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations. Our business, financial condition and results of operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment. The discussion of risks includes or refers to forward-looking statements; you should read the explanation of the qualifications and limitations on such forward-looking statements discussed elsewhere in this prospectus.

SPECIAL NOTE REGARDING FORWARD LOOKING STATEMENTS

Some of the statements made under “Our Business,” “Risk Factors,” “Use of Proceeds,” and elsewhere incorporated by reference in this prospectus constitute forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “plans,” “project,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “intends,” or “continue,” or the negative of these terms or other comparable terminology.

These forward-looking statements may include, but are not limited to, statements relating to our objectives, plans, and strategies; statements that contain projections of results of operations or of financial condition; expected capital needs and expenses; statements relating to the research, development, completion and use of our products; and all statements (other than statements of historical facts) that address activities, events, or developments that we intend, expect, project, believe, or anticipate will or may occur in the future.

Forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties. We have based these forward-looking statements on assumptions and assessments made by our management in light of their experience and their perception of historical trends, current conditions, expected future developments, and other factors they believe to be appropriate.

Important factors that could cause actual results, developments, and business decisions to differ materially from those anticipated in these forward-looking statements include, among other things:

•	our history of significant losses, our need to raise additional capital and our ability to obtain additional capital on acceptable terms, or at all;
•	our dependence on the success of our initial product candidate, PRF-110;
•	the outcomes of preclinical studies, clinical trials and other research regarding PRF-110 and future product candidates;
•	the impact of the COVID-19 pandemic on our operations;
•	our limited experience managing clinical trials;
•	our ability to retain key personnel and recruit additional employees;
•	our reliance on third parties for the conduct of clinical trials, product manufacturing and development;
•	the impact of competition and new technologies;
•	our ability to comply with regulatory requirements relating to the development and marketing of our product candidates;
•	commercial success and market acceptance of our product candidates;
•	our ability to establish sales and marketing capabilities or enter into agreements with third parties and our reliance on third party distributors and resellers;
•	our ability to establish and maintain strategic partnerships and other corporate collaborations;
•	the implementation of our business model and strategic plans for our business and product candidates;
•	the scope of protection we are able to establish and maintain for intellectual property rights and our ability to operate our business without infringing the intellectual property rights of others;
•	the overall global economic environment;
•	our ability to develop an active trading market for our ordinary shares and whether the market price of our ordinary shares is volatile;
•	statements as to the impact of the political and security situation in Israel on our business; and
•	those factors referred to in “Risk Factors” as well as in our most recent Annual Report on Form 20-F, or any updates in our Reports on Form 6-K, generally.

These statements are only current predictions and are subject to known and unknown risks, uncertainties, and other factors that may cause our or our industry’s actual results, levels of activity, performance, or achievements to be materially different from those anticipated by the forward-looking statements. We discuss many of these risks in this prospectus in greater detail under the heading “Risk Factors” and elsewhere in this prospectus. You should not rely upon forward-looking statements as predictions of future events.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. Except as required by law, we are under no duty to update or revise any of the forward-looking statements, whether as a result of new information, future events or otherwise, after the date of this prospectus.

USE OF PROCEEDS

In the event of full exercise for cash of all of the Warrants that remain outstanding, we will receive gross proceeds of approximately $26.6 million.

We intend to use the net proceeds from the sale of our securities in this offering for working capital and general corporate purposes, including research and development, clinical trials and general and administrative expenses. However, we have no present binding commitments or agreements to enter into any acquisitions. The amounts and timing of our actual expenditures will depend upon numerous factors, including the progress of our development and commercialization efforts, whether or not we enter into strategic collaborations or partnerships, and our operating costs and expenditures. Accordingly, our management will have significant flexibility in applying the net proceeds of this offering. Pending application of the net proceeds for the purposes as described above, we expect to invest the net proceeds in short-term, interest-bearing securities, investment grade securities, certificates of deposit or direct or guaranteed obligations of the U.S. government.

CAPITALIZATION

The following table sets forth our consolidated capitalization as of December 31, 2020.

The information in this table should be read in conjunction with and is qualified by reference to the financial information thereto and other financial information incorporated by reference into this prospectus.

As of December 31, 2020
(in thousands of dollars, except share data)
Cash, cash equivalents and restricted cash	$15,690
Prepaid clinical trial expenses and deferred clinical trial costs	1,294
Prepaid expenses and other current assets	807
Property and equipment, net	10
Total current liabilities	961
Total non-current liabilities	220
Shareholders’ equity (deficit):
Ordinary share par value NIS 0.03 per share; 16,666,667shares authorized, 8,758,037 shares issued and outstanding	78
Additional paid-in capital	33,023
Accumulated deficit	(16,481)
Total shareholders’ equity (deficit)	$16,620

The above discussion and table are based on 8,758,037 ordinary shares outstanding as of December 31, 2020. This number excludes, as of such date:

•	options to purchase 373,338 ordinary shares with a weighted average exercise price of $1.64 per share, granted under the 2008 PainReform Option Plan and the 2019 PainReform Option Plan;

•	warrants to purchase 3,706,748 ordinary shares at a weighted average exercise price of $8.64; and

•	152,110 ordinary shares issuable pursuant to a consulting agreement.

DESCRIPTION OF OFFERED SECURITIES

This prospectus relates to the ordinary shares issuable upon exercise of the Base Warrants, Option Warrants and Underwriter Warrants.

As of March 15, 2021 our authorized share capital consists of 16,666,667 ordinary shares, par value NIS 0.03 per share. As of March 15, 2021, there are 10,062,383 ordinary shares outstanding (excluding 152,110 ordinary shares that are pending issuance). All of our ordinary shares have identical voting and other rights in all respects. All of our issued and outstanding ordinary shares are duly authorized, validly issued, fully paid and non-assessable. Our amended and restated articles of association and the laws of the State of Israel do not restrict the ownership or voting of ordinary shares by non-residents of Israel, except with respect to citizens of countries that are, or have been, in a state of war with Israel.

Warrants Offered Hereby

The following summary of certain terms and provisions of the Warrants and is subject to, and qualified in its entirety by, the provisions of the Warrant, the form of which is filed as an exhibit to the registration statement of which this prospectus forms a part. Prospective investors should carefully review the terms and provisions of the form of Warrant for a complete description of the terms and conditions of the Warrant.

Exercise Price

The Base Warrants and Option Warrants have an initial exercise price equal to $8.80 per ordinary share. The Underwriter Warrants have an initial exercise price equal to $10.00 per ordinary share. The exercise price and number of ordinary shares issuable upon exercise is subject to appropriate adjustment in the event of share dividends, share splits, reorganizations or similar events affecting our ordinary shares and the exercise price.

Exercisability

The Base Warrants and Option Warrants are exercisable immediately upon issuance and at any time up to the date that is five years from the date of issuance (September 3, 2025 in the case of the Base Warrants and October 5, 2025 in the case of the Option Warrants). The Underwriter Warrants are exercisable following twelve months from issuance and at any time thereafter until September 1, 2025. The warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of ordinary shares purchased upon such exercise (except in the case of a cashless exercise as discussed below). Unless otherwise specified in the Warrant, the holder will not have the right to exercise any portion of the warrant if the holder (together with its affiliates) would beneficially own in excess of 4.99% of our issued and outstanding share capital immediately after giving effect to the exercise (or, upon election by a holder prior to the issuance of any Warrants, 9.99%), as such percentage ownership is determined in accordance with the terms of the Warrants.

Cashless Exercise

In the event that a registration statement covering the ordinary shares underlying the Warrants is not available for the issuance of such ordinary shares underlying the Warrants, the holder may, in its sole discretion, exercise the Warrant in whole or in part and, in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, elect instead to receive upon such exercise the net number of ordinary shares determined according to the formula set forth in the Warrants. In no event shall we be required to make any cash payments or net cash settlement to the registered holder in lieu of issuance of ordinary shares underlying the Warrants.

Certain Adjustments

The exercise price and the number of ordinary shares purchasable upon the exercise of the Warrants are subject to adjustment upon the occurrence of specific events, including stock dividends, stock splits, combinations and reclassifications of our ordinary shares.

Transferability

Subject to applicable laws, the Warrants may be transferred at the option of the holders upon surrender of the Warrants to our Transfer Agent together with the appropriate instruments of transfer.

Warrant Agent

The Warrants will be issued in registered form under a warrant agency agreement between American Stock Transfer & Trust Company, as warrant agent, and us.

Fundamental Transactions

If, at any time while the Warrants are outstanding, (1) we consolidate or merge with or into another corporation and we are not the surviving corporation, (2) we sell, lease, license, assign, transfer, convey or otherwise dispose of all or substantially all of our assets, (3) any purchase offer, tender offer or exchange offer (whether by us or another individual or entity) is completed pursuant to which holders of our ordinary shares are permitted to sell, tender or exchange their ordinary shares for other securities, cash or property and has been accepted by the holders of 50% or more of our outstanding ordinary shares, (4) we effect any reclassification or recapitalization of our ordinary shares or any compulsory share exchange pursuant to which our ordinary shares are converted into or exchanged for other securities, cash or property, or (5) we consummate a stock or share purchase agreement or other business combination with another person or entity whereby such other person or entity acquires more than 50% of our outstanding ordinary shares, each a “Fundamental Transaction,” then upon any subsequent exercise of the Warrants, the holder thereof will have the right to receive the same amount and kind of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately prior to such Fundamental Transaction, the holder of the number of warrant shares then issuable upon exercise of the warrant, and any additional consideration payable as part of the Fundamental Transaction. In addition, in the event of a fundamental transaction, the holders of the Warrants have the right to require us or a successor entity to redeem the Warrants for cash in the amount of the Black-Scholes value of the unexercised portion of the Warrants within 30 days of the date of the consummation of the fundamental transaction as described in the Warrants; provided, however, that, if the fundamental transaction is not within our control, including not approved by our board of directors, the holders of the Warrants shall only be entitled to receive the same type or form of consideration (and in the same proportion), at the Black-Scholes value of the unexercised portion of the Warrants, that is being offered and paid to the holders of ordinary shares in connection with the fundamental transaction.

Rights as a Shareholder

Except as otherwise provided in the Warrants or by virtue of such holder’s ownership of ordinary shares, the holder of a Warrant does not have the rights or privileges of a holder of our ordinary shares, including any voting rights, until the holder exercises the Warrant.

Governing Law

The Warrants and the warrant agency agreement are governed by New York law.

PLAN OF DISTRIBUTION

The ongoing offer and sale by us of the ordinary shares issuable upon exercise of the Warrants is being made pursuant to this prospectus.

We will deliver ordinary shares upon exercise of the Warrants, in whole or in part. We will not issue fractional ordinary shares. Each Warrant contains instructions for the exercise. In order to exercise a Warrant, the holder must deliver the information required by the applicable warrant agreement, along with payment of the exercise price, if the exercise price is being paid in cash, for the ordinary shares to be purchased. We will then deliver our ordinary shares in the manner described in the applicable warrant agreement.

Offer Restrictions Outside the United States

Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

EXPERTS

The financial statements appearing in this prospectus, have been audited by Brightman Almagor Zohar & Co., a Firm in the Deloitte Global Network, an independent registered public accounting firm, as stated in their report appearing herein. Such financial statements have been included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

LEGAL MATTERS

Doron Tikotzky Kantor Gutman & Amit Gross, Israel, has passed upon certain legal matters regarding the securities offered hereby under Israeli law and McDermott Will & Emery LLP, New York, New York, has passed upon certain legal matters regarding the securities offered hereby under U.S. federal securities law.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form F-1, including amendments and relevant exhibits and schedules, under the Securities Act covering the ordinary shares to be sold in this offering. This prospectus, which constitutes a part of the registration statement, summarizes material provisions of contracts and other documents that we refer to in the prospectus. Since this prospectus does not contain all of the information contained in the registration statement, you should read the registration statement and its exhibits and schedules for further information with respect to us and our ordinary shares. Our SEC filings, including the registration statement, are available to you on the SEC’s Web site at http://www.sec.gov.

We are subject to the information reporting requirements of the Exchange Act that are applicable to foreign private issuers, and under those requirements, we file reports with the SEC. Those other reports or other information may be inspected without charge at the locations described above. As a foreign private issuer, we are exempt from the rules under the Exchange Act related to the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required under the Exchange Act to file annual, quarterly and current reports and financial statements with the SEC as frequently or as promptly as United States companies whose securities are registered under the Exchange Act. However, we file with the SEC, within four months after the end of each fiscal year, or such applicable time as required by the SEC, an annual report on Form 20-F containing financial statements audited by an independent registered public accounting firm, and submit to the SEC, on Form 6-K, unaudited quarterly financial information for the first three quarters of each fiscal year within 60 days after the end of each such quarter, or such applicable time as required by the SEC.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to other documents which we have filed with the SEC. We are incorporating by reference in this prospectus the documents listed below:

•	our Annual Report on Form 20-F for the year ended December 31, 2020, filed with the SEC on March 18, 2021
As you read the above documents, you may find inconsistencies in information from one document to another. If you find inconsistencies between the documents and this prospectus, you should rely on the statements made in the most recent document. All information appearing in this prospectus is qualified in its entirety by the information and financial statements, including the notes thereto, contained in the documents incorporated by reference herein.

We will provide to each person, including any beneficial owner, to whom this prospectus is delivered, a copy of these filings, at no cost, upon written or oral request to us at the following address:

PainReform Ltd.
4 Bruria St.
Tel Aviv, Israel
Tel +972 3 7177051
Attention: Investor Relations

ENFORCEMENT OF FOREIGN JUDGMENTS

We are incorporated under the laws of the State of Israel. Service of process upon us and upon our directors and officers and the Israeli experts named in this registration statement, substantially all of whom reside outside of the U.S., may be difficult to obtain within the U.S. Furthermore, because substantially all of our assets and substantially all of our directors and officers are located outside of the U.S., any judgment obtained in the U.S. against us or any of our directors and officers may not be collectible within the U.S.

We have irrevocably Puglisi & Associates, as our agent to receive service of process in any action against us in any U.S. federal or state court arising out of this offering or any purchase or sale of securities in connection with this offering. The address of our agent is 850 Library Avenue Newark, Delaware 19711.

We have been informed by our legal counsel, Doron Tikotzky Kantor Gutman Nass & Amit Gross, that it may be difficult to assert U.S. securities law claims in original actions instituted in Israel. Israeli courts may refuse to hear a claim based on an alleged violation of U.S. securities laws reasoning that Israel is not the most appropriate forum to hear such a claim. In addition, even if an Israeli court agrees to hear a claim, it may determine that Israeli law and not U.S. law is applicable to the claim. If U.S. law is found to be applicable, the content of applicable U.S. law must be proved as a fact by expert witnesses which can be a time-consuming and costly process. Certain matters of procedure may also be governed by Israeli law.

Subject to certain time limitations and legal procedures, Israeli courts may enforce a U.S. judgment in a civil matter which, subject to certain exceptions, is non-appealable, including judgments based upon the civil liability provisions of the Securities Act and the Exchange Act and including a monetary or compensatory judgment in a non-civil matter, provided that:

•	the judgment was rendered by a court which was, according to the laws of the state of the court, competent to render the judgment;
•
the obligation imposed by the judgment is enforceable according to the rules relating to the enforceability of judgments in Israel and the substance of the judgment is not contrary to public policy; and

•	the judgment is executory in the state in which it was given.

Even if these conditions are met, an Israeli court will not declare a foreign civil judgment enforceable if:

•	the judgment was given in a state whose laws do not provide for the enforcement of judgments of Israeli courts (subject to exceptional cases);
•	the enforcement of the judgment is likely to prejudice the sovereignty or security of the State of Israel;
•	the judgment was obtained by fraud;
•	the opportunity given to the defendant to bring its arguments and evidence before the court was not reasonable in the opinion of the Israeli court;
•	the judgment was rendered by a court not competent to render it according to the laws of private international law as they apply in Israel;
•	the judgment is contradictory to another judgment that was given in the same matter between the same parties and that is still valid; or
•	at the time the action was brought in the foreign court, a lawsuit in the same matter and between the same parties was pending before a court or tribunal in Israel.

If U.S. law is found to be applicable, the content of applicable U.S. law must be proved as a fact by expert witnesses, which can be a time-consuming and costly process. If proceedings were to be brought in Israel, all procedural matters would be governed by Israeli law.

PAINREFORM LTD.

PROSPECTUS
March   , 2021

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 6. Indemnification of Directors and Officers

Under the Israeli Companies Law, 5759-1999, or the Companies Law, a company may not exculpate an office holder from liability for a breach of the duty of loyalty. An Israeli company may exculpate an office holder in advance from liability to the company, in whole or in part, for damages caused to the company as a result of a breach of the duty of care but only if a provision authorizing such exculpation is included in its articles of association. Our amended and restated articles of association include such a provision. The Company may not exculpate in advance a director from liability arising out of a prohibited dividend or distribution to shareholders.

Under the Companies Law and the Israeli Securities Law, 5728-1968, or the Securities Law, a company may indemnify, or undertake in advance to indemnify, an office holder for the following liabilities and expenses, imposed on office holder or incurred by office holder due to acts performed by him or her as an office holder, provided its articles of association include a provision authorizing such indemnification:

•
monetary liability incurred by or imposed on him or her in favor of another person pursuant to a judgment, including a settlement or arbitrator’s award approved by a court. However, if an undertaking to indemnify an office holder with respect to such liability is provided in advance, then such an undertaking must be limited to certain events which, in the opinion of the board of directors, can be foreseen based on the company’s activities when the undertaking to indemnify is given, and to an amount or according to criteria determined by the board of directors as reasonable under the circumstances, and such undertaking shall detail the foreseen events and amount or criteria;

•
reasonable litigation expenses, including reasonable attorneys’ fees, incurred by the office holder as (1) a result of an investigation or proceeding instituted against him or her by an authority authorized to conduct such investigation or proceeding, provided that (i) no indictment was filed against such office holder as a result of such investigation or proceeding; and (ii) no financial liability was imposed upon him or her as a substitute for the criminal proceeding as a result of such investigation or proceeding or, if such financial liability was imposed, it was imposed with respect to an offense that does not require proof of criminal intent or (2) in connection with a monetary sanction;

•	a monetary liability imposed on him or her in favor of an injured party at an Administrative Procedure (as defined below) pursuant to Section 52(54)(a)(1)(a) of the Securities Law;
•	expenses incurred by an office holder in connection with an Administrative Procedure under the Securities Law, including reasonable litigation expenses and reasonable attorneys’ fees; and
•
reasonable litigation expenses, including attorneys’ fees, incurred by the office holder or imposed by a court in proceedings instituted against him or her by the company, on its behalf, or by a third-party, or in connection with criminal proceedings in which the office holder was acquitted or as a result of a conviction for an offense that does not require proof of criminal intent.

An “Administrative Procedure” is defined as a procedure pursuant to chapters H3 (Monetary Sanction by the Israeli Securities Authority), H4 (Administrative Enforcement Procedures of the Administrative Enforcement Committee) or I1 (Arrangement to prevent Procedures or Interruption of procedures subject to conditions) to the Securities Law.

Under the Companies Law and the Securities Law, a company may insure an office holder against the following liabilities incurred for acts performed by him or her as an office holder if and to the extent provided in the company’s articles of association:

•	a breach of the duty of care to the company or to a third-party, to the extent such a breach arises out of the negligent conduct of the office holder;
•	a monetary liability imposed on the office holder in favor of a third-party;
•	a monetary liability imposed on the office holder in favor of an injured party at an Administrative Procedure pursuant to Section 52(54)(a)(1)(a) of the Securities Law; and
•	expenses incurred by an office holder in connection with an Administrative Procedure, including reasonable litigation expenses and reasonable attorneys’ fees.

Under the Companies Law, a company may not indemnify, exculpate or insure an office holder against any of the following:

•
a breach of the duty of loyalty, except for indemnification and insurance for a breach of the duty of loyalty to the company to the extent that the office holder acted in good faith and had a reasonable basis to believe that the act would not prejudice the company;

•	an act or omission committed with intent to derive unlawful personal benefit; or
•	a fine or forfeit levied against the office holder.

Under the Companies Law, exculpation, indemnification and insurance of office holders must be approved by the compensation committee and the board of directors and, with respect to certain office holders or under certain circumstances, also by the shareholders, as described under “Management— Exculpation, Insurance and Indemnification of Office Holders” above.

Our amended and restated articles of association permit us to exculpate, indemnify and insure our office holders to the fullest extent permitted by the Companies Law and Securities Law. Each of our office holders have entered into an indemnification agreement exculpating them, to the fullest extent permitted by Israeli law, from liability to us for damages caused to us as a result of a breach of the duty of care and undertaking to indemnify them to the fullest extent permitted by Israeli law, including with respect to liabilities resulting from certain acts performed by such office holders in their capacity as an office holder of the Company, our subsidiaries or our affiliates. The indemnification is limited both in terms of amount and coverage.

In the opinion of the SEC, indemnification of directors and office holders for liabilities arising under the Securities Act, however, is against public policy and therefore unenforceable.

Item 7. Recent Sales of Unregistered Securities.

The following sets forth information as to all securities we have sold after January 1, 2018, which were not registered under the Securities Act:

(a)	In 2018, we issued $349,500 of convertible notes to four investors. The loans were subject to the same terms of the original convertible loan.
(b)
In August and December 2019, we sold units consisting of $1,666,500 of convertible notes and warrants to purchase 277,485 ordinary shares and 277,485 Warrants to nine investors (including a 10% increase in the principal amount of the August 2019 convertible notes due to our entry into an extension agreement dated August 20, 2020). Each unit consisted of (i) a 5% Senior Secured Convertible Promissory Note in the principal amount of $110,000, of the Company that matures one year after issuance, and (ii) a five-year warrant to purchase the same securities of the company issued upon the closing of a qualified IPO (such as the ordinary shares and Warrants to be issued in this offering).

(c)
In connection with the bridge financing of August and December 2019, we paid Joseph Gunnar & Co., LLC a commission of $146,000 and issued Joseph Gunnar & Co., LLC placement agent warrants to purchase a number of ordinary shares or units (each consist of one ordinary share and one warrant to purchase ordinary share) equal to ten percent (10%) of the total number of shares underlying the convertible notes and warrants sold in the bridge financing.

(d)
On August 20, 2020, we entered into an agreement with Crescendo Communications, LLC, pursuant to which we agreed to issue to them 152,110 ordinary shares (for services rendered and to be rendered under a public relations and investor relations consultancy and services agreement.

(e)
On March 8, 2021, we entered into a definitive securities purchase agreement with certain institutional investors pursuant to which we agreed to sell to the purchasers an aggregate of 1,304,346 ordinary shares and warrants to purchase up to an aggregate of 652,173 ordinary shares (at a combined purchase price of $4.60 per ordinary share and accompanying warrant. The warrants are exercisable for a period of five and one half years from the date of issuance and have an exercise price of $4.60 per share subject to adjustment as set forth in the warrants for share splits, share dividends, recapitalizations and similar events. We also issued to the placement agents warrants to purchase 52,173 ordinary shares, at an exercise price of $5.06 per ordinary share and a term expiring on March 10, 2026.The offering closed on March 11, 2021.

 We believe that the offers, sales and issuances of the securities described in the preceding paragraph were exempt from registration either (a) under Section 4(a)(2) of the Securities Act and the rules and regulations promulgated thereunder, in that the transactions were between an issuer and sophisticated investors or members of its senior executive management and did not involve any public offering within the meaning of Section 4(a)(2), (b) under Regulation S promulgated under the Securities Act in that offers, sales and issuances were not made to persons in the United States and No directed selling efforts were made in the United States.

(b) Grants of Stock Options

In February 2021, we granted options to purchase 567,296 of our ordinary shares at a weighted average exercise price of $6.077  per share to an executive officer and the board members, all in connection with services provided or to be provided to us by such persons.

In January 2021, we granted options to purchase 133,652 of our ordinary shares at an exercise price of $5.7375 per share to an executive officer, in connection with services provided or to be provided by her.

In June 2019, we granted options to purchase 117,125 of our ordinary shares at an exercise price of $3.339 per share to an executive officer (these options forfeited on February 20, 2021) , and on September 2019 we granted options to purchase an aggregate 102,332 of our ordinary shares at an exercise price of $0.24 with respect to 51,166 options and $3.339 with respect to 51,166 options to an executive officer, all in connection with services provided or to be provided to us by such persons.

The options and the ordinary shares issuable upon the exercise of such options were issued pursuant to written compensatory plans or arrangements with our employees, consultants and directors, in reliance on the exemption from the registration requirements of the Securities Act provided by Rule 701 promulgated under the Securities Act or the exemption set forth in Section 4(a)(2) under the Securities Act and Regulation D promulgated thereunder relative to transactions by an issuer not involving any public offering. All recipients either received adequate information about us or had access, through employment or other relationships, to such information.

All of the foregoing securities are deemed restricted securities for purposes of the Securities Act. All certificates representing the issued shares described in this Item 7 included appropriate legends setting forth that the securities had not been registered and the applicable restrictions on transfer.

Item 8. Exhibits and Financial Statement Schedules

The exhibit index attached hereto is incorporated herein by reference.

Financial statement schedules not listed above have been omitted because the information required to be set forth therein is not applicable or is shown in the financial statements or notes thereto.

Exhibit No.	Exhibit Description

1.1
Amended and Restated Articles of Association of the Company, as currently in effect (unofficial English translation from Hebrew original) (included as Exhibit 3.2 to our Registration Statement on Form F-1 as filed with the Securities and Exchange Commission on August 5, 2020, and incorporated herein by reference).

2.1
Specimen Share Certificate (included as Exhibit 4.1 to the Registration Statement on Form F-1 as filed with the Securities and Exchange Commission on August 5, 2020, as amended, and incorporated herein by reference).

4.1#	2019 Option Plan (included as Exhibit 10.1 to our Registration Statement on Form F-1 as filed with the Securities and Exchange Commission on June 30, 2020, and incorporated herein by reference)

4.2
Form of Indemnification Agreement (included as Exhibit 10.2 to our Registration Statement on Form F-1 as filed with the Securities and Exchange Commission on August 24, 2020, and incorporated herein by reference)

4.3#	Form of Option Award (included as Exhibit 10.7 to our Registration Statement on Form F-1 as filed with the Securities and Exchange Commission on June 30, 2020, and incorporated herein by reference)

4.4
Amended and Restated Investors’ Rights Agreement dated November 26, 2008 (included as Exhibit 10.8 to our Registration Statement on Form F-1 as filed with the Securities and Exchange Commission on June 30, 2020, and incorporated herein by reference)

4.5
Form of Representative Warrant (included as Exhibit 10.5 to our Registration Statement on Form F-1 as filed with the Securities and Exchange Commission on June 30, 2020, and incorporated herein by reference)

4.6
Form of Warrant Agency Agreement including Form of Unit Warrant (included as Exhibit 10.6 to our Registration Statement on Form F-1 as filed with the Securities and Exchange Commission on June 30, 2020, and incorporated herein by reference)

4.7
Securities Purchase Agreement dated as of March 8, 2021 by and between PainReform Ltd. and the purchasers identified on the signature pages thereto (included as Exhibit 10.1 to our Form 6-K filed with the Securities and Exchange Commission on March 9, 2021, and incorporated herein by reference)

4.8
Form of Warrant issued to certain institutional investors on March 10, 2021 (included as Exhibit 10.2 to our Form 6-K filed with the Securities and Exchange Commission on March 9, 2021, and incorporated herein by reference)

4.9
Registration Rights Agreement dated as of March 8, 2021 by and between PainReform and the purchasers signatory thereto (included as Exhibit 10.3 to our Form 6-K filed with the Securities and Exchange Commission on March 9, 2021, and incorporated herein by reference)

5.1
Opinion of Doron Tikotzky Kantor Gutman & Amit Gross, Israeli counsel to Registrant (included as Exhibit 5.1 to our Registration Statement on Form F-1/A as filed with the Securities and Exchange Commission on August 31, 2020).

5.2
Opinion of Carter Ledyard & Milburn LLP, U.S. counsel to Registrant as of August 31, 2020 (included as Exhibit 5.2 to our Registration Statement on Form F-1/A as filed with the Securities and Exchange Commission on August 31, 2020).

23.1	Consent of Brightman Almagor Zohar & Co.

23.2	Consent of Doron Tikotzky Kantor Gutman & Amit Gross (included in Exhibit 5.1)

23.3	Consent of Carter Ledyard & Milburn LLP (included in Exhibit 5.2)

24.1	Power of Attorney (incorporated by reference to Exhibit 24.1 of the Registration Statement on Form F-1/A as filed with the Securities and Exchange Commission on August 31, 2020)

Item 9. Undertakings

The undersigned registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Herzliya, Israel on this 22nd day of March 2021.

PAINREFORM LTD.

By:	/s/ Ilan Hadar
Name: Ilan Hadar
Title: Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

/s/ Ilan Hadar	Chief Executive Officer	March 22, 2021
Ilan Hadar	(Principal Executive, Financial and Accounting Officer)

/s/ Ehud Geller	Executive Chairman	March 22, 2021
Ehud Geller

/s/ Prof. Eli Hazum	Chief Technology Officer and Director	March 22, 2021
Prof. Eli Hazum

/s/ Efi Cohen-Arazi	Director	March 22, 2021
Efi Cohen-Arazi
/s/ Dr. Ellen S. Baron	Director	March 22, 2021
Dr. Ellen S. Baron

/s/ Augustine Lawlor	Director	March 22, 2021
Augustine Lawlor

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of PainReform Ltd., has signed this registration statement on March 22, 2021.

Puglisi & Associates

By:	/s/ Donald J. Puglisi
Name: Donald J. Puglisi Title: Managing Director